UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2011

IRIS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-11181	94-2579751
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9172 Eton Avenue Chatsworth, CA	91311
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 709-1244

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective April 12, 2011, Vance Randal White, Ph.D resigned his position as our Corporate Vice President of the Company and President of Arista Molecular Laboratory. In connection with his resignation, we agreed to pay to Dr. White the severance payments provided for in Dr. White’s employment agreement in exchange for Dr. White entering into a general release. In consideration of Dr. White releasing the Company from any claims he may have against the Company, we will pay Dr. White a lump sum payment equal to twelve months base salary, or $250,000.00. We also agreed to reimburse Dr. White for continued healthcare coverage under COBRA for a period of 12 months or such earlier date when he is first eligible to receive employer sponsored medical coverage.

Effective April 12, 2011, Philip J. Ginsburg, M.D., our current Corporate Vice President and Chief Medical Officer, was appointed to replace Dr. White as Acting President of Arista Molecular Laboratory. Dr. Ginsburg has more than 20 years of commercial medical laboratory experience both in the United States and internationally. He was a founding principal and pathologist at Lancet Laboratories, a large national reference laboratory in South Africa. Since 1997, Dr. Ginsburg has been medical director at a number of US companies such as Quest Diagnostics Laboratories, Gen-Probe, Inc. and Allied Path, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRIS INTERNATIONAL, INC.

Date: April 15, 2011

By: /s/ César M. García
César M. García
President and Chief Executive Officer

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